                                                                   EXHIBIT 10.37

                                 LEASE AGREEMENT

        THIS LEASE, made this 23rd day of July, 2001, is by and between BIV Group, a California general partnership, hereinafter called "Landlord," and Cholestech Corporation, a California corporation, hereinafter called "Tenant."

                                   WITNESSETH:

        Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the "Premises") in bold outline on Exhibit "A" attached hereto and incorporated herein by this reference and more particularly described as that certain improved real property in Alameda County, California commonly known as 3233 Investment Blvd., Hayward CA 94545-3808, an industrial building containing approximately 68,816 sq. ft. (the "Building"); provided, however, during the period from April 1, 2002 to and including June 30, 2002 (i.e., the first three months of the Term of this Lease), the Premises shall include only that portion of the Building at 3233 Investment Blvd. which is outlined in bold black on Exhibit "A" attached hereto, said portion containing approximately 40,317 sq. ft. and identified thereon as "LEASED 40,317 S.F. CHOLESTECH CORP." (the "Currently Occupied Premises"). The remaining portion of the Premises, being that portion outlined in bold black on Exhibit "A" attached hereto and identified thereon as "LEASED OZ TECHNOLOGIES" and "LEASED WAINGARTH CORP" shall be referred to as the "Additional Premises" herein. As used herein the "Complex" shall mean and include all of the land outlined in Exhibit "A" attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land as well as the land identified as Assessor's Parcel Number 461-0001-037-02.

        Landlord and Tenant agree and acknowledge that for the purposes of this Lease the square footage of the Currently Occupied Premises is 40,317 square feet and that the square footage of the Premises is 68,816 square feet regardless of the actual square footage.

        Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for general office, manufacturing and laboratory purposes, and for other reasonably comparable uses, but for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex without prior written permission from Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys' fees, or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction ("CC&R's") affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

2. TERM The term of this Lease (the "Term") shall be for a period of 60 months, or five (5) years (unless sooner terminated as hereinafter provided) and, subject to Paragraph 3 of this Lease, shall commence on the 1st day of April, 2002, and end on the 31st day of March, 2007. Landlord hereby grants Tenant one
(1) Option to extend the Term of this Lease. The Option will be for a term of thirty six (36) months or three (3) years. Tenant may exercise such Option by giving Landlord written notice of its exercise of such Option not less than one hundred eighty (180) days prior to the expiration of the original Term of this Lease nor more than two hundred seventy (270) days prior to the expiration of the original Term of this Lease.

3. POSSESSION On the commencement date of this Lease Tenant shall be leasing and occupying the Currently Occupied Premises. The parties anticipate that on July 1, 2002, Tenant shall be leasing and occupying the Currently Occupied Premises and the Additional Premises. If Landlord for any reason whatsoever cannot deliver possession of the Additional Premises to Tenant by July 1, 2002, this Lease shall not be void or voidable, no obligation of Tenant shall be affected thereby; and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting therefrom; but in that event Tenant's obligations hereunder regarding the Additional Premises and all dates affected thereby shall be made to conform to the date Landlord actually delivers possession of the Additional Premises to Tenant except that the termination date of the Lease shall remain the 31st day of March, 2007. Landlord shall make all reasonable efforts to deliver possession of the Additional Premises to Tenant on or before July 1, 2002.

        If Landlord has not delivered possession of the Additional Premises to Tenant by August 1, 2002, Landlord shall pay Tenant $250 per day beginning on August 1, 2002 and continuing until the earlier of the following two dates: (a) the day Landlord actually delivers possession of the Additional Premises to Tenant or (b) January 31, 2003. Any such payments shall be made at the end of any applicable month.

4. RENT

        A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises, the total sum of Five Million, Sixty-two Thousand, Eight Hundred Seventy-eight Dollars and Forty-five cents ($5,062,878.45) in lawful money of the United States of America, payable as follows:

                                                              Monthly              Annual
                                                                Rent                Rent
                                                             ----------         -------------
Year 1, from April 1, 2002 to June 30, 2002 40,317           $46,364.55         $  139,093.65
    sq. ft. @ $1.15 per sq. ft.
Year 1, from July 1, 2002 to March 31, 2003 68,816           $79,138.40         $  712,245.60
    sq. ft. @ $1.15
Year 2, from April 1, 2003 to March 31, 2004 68,816          $82,579.20         $  990,950.40
    sq. ft. @ $1.200 per sq. ft.
Year 3, from April 1, 2004 to March 31, 2005 68,816          $86,820.00         $1,032,240.00
    sq. ft. @ $1.250 per sq. ft.
Year 4, from April 1 2005, to March 31, 2006 68,816          $89,460.80         $1,073,529.60
    sq. ft. @ $1.300 per sq. ft.
Year 5, from April 1, 2006, to March 31, 2007                $92,901.60         $1,114,819.20
    68,816 sq. ft. @ $1.350 per sq. ft.

It is agreed that upon exercising the Option (see Paragraph 2 of this Lease), the Basic Rent provided for herein is adjusted for the term of the Option according to Paragraph 38 of this Lease, the total Basic Rent and schedule of payments described above shall be adjusted accordingly.

        B. Time for Payments. Rent shall be paid monthly in advance on the first day of the month commencing April 1, 2002. In the event that the Term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the Term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the Term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the Term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the Term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the Term hereof bears to thirty (30).

        C. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rent as set forth in this Paragraph 4 of this Lease when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default fifteen (15) days. Said late charge shall equal three (3%) percent of each rental payment so in default.

        D. Additional Rent (also known as Triple NNN). "Tenant's Proportional Share" is defined as follows:

                (i) At such time that the Premises include only the Currently Occupied Premises, the "Tenant's Proportional Share" shall equal 58.597% (40,317/68,816); and,

                (ii) At such time that the Premises include all of the Building at 3233 Investment Blvd. that consists of the Currently Occupied Premises and the Additional Premises, the "Tenant's Proportional Share" shall equal 100.00%

        Beginning with the commencement date of the Term of this Lease and the term of the Option, Tenant shall pay the following to Landlord as "Additional Rent" (i.e., in addition to the Basic Rent described in Paragraph 4 A of this Lease); provided, however, that notwithstanding any other provision of this Lease, Tenant's liability for Additional Rent shall commence on April 1, 2002 and not exceed $0.20 per rented square foot per month for the duration of the
Lease:

        (1) Tenant's Proportionate Share of all utilities relating to the Complex as set forth in Paragraph 11 of this Lease, and

        (2) Tenant's Proportionate Share of all Taxes relating to the Complex as set forth in Paragraph 12 of this Lease, and

        (3) Tenant's Proportionate Share of all insurance premiums relating to the Complex, as set forth in Paragraph 15 of this Lease, and

        (4) Tenant's Proportionate Share of expenses for the operation, management, maintenance and repair of the Building (including common areas of the Building) and Common Areas of the Complex in which the Premises are located as set forth in Paragraph 7 of this Lease, and

        In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

        Tenant shall pay to Landlord monthly, in advance, Tenant's prorata share of an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items. Landlord shall provide Tenant with a schedule every year showing Landlord's estimated and actual Additional Rent items.

        Tenant's Additional Rent payment at the commencement of the Term of this Lease shall initiate at a rate of Six Thousand, Five Hundred Dollars ($ 6,500.00) per month (the approximate average monthly expenditure) and be increased per the rate calculation described in Paragraph 4 D of this Lease, not to exceed a maximum of Thirteen Thousand, Seven Hundred and Sixty Three Dollars, and Twenty Cents ($13,763.20) per month (i.e. 68,816 sq. ft. @ $0.20 =
$13,763.20) over the Term of the Lease. Tenant's Additional Rent payments in subsequent years shall not exceed $0.20 per rentable square foot per month, for Landlord's costs and expenses of operating, managing, and maintaining the common areas as described in Paragraph 7 of this Lease, and shall reflect any changes in the size of the Premises leased and occupied by Tenant.

        The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the Term of this Lease, and if the Term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the Term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

        E. Place of payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at BIV Group, P.O. Box 1567, Danville, CA, 94526-6567, or to such other person or to such other place as Landlord may from time to time designate in writing.

        F. Security Deposit. Tenant shall deposit with Landlord upon execution hereof Seventy Five Thousand Dollars ($ 75,000) as security for Tenants faithful performance of Tenant's obligation hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, the Landlord may use, apply, or retain all or any portion of said deposit for the payment of any rent or other charge in default, or for the payment of any other sum to which the Tenant may become obligated by reasons of Tenant default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or a portion of said deposit, Tenant shall within thirty (30) days after written demand, heretofore, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount then required of Tenant. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Landlords obligation hereunder, said deposit, or so much thereof as has not theretofore been applied to by Landlord, shall be returned without payment of interest or other increment of it's use, to Tenant (or at Landlord's option, to the last assignee, if any, of Tenants interest hereunder) at the expiration of the Term hereof, and after Tenant has vacated the Premises. No "Trust" relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

5. RULES AND REGULATIONS AND COMMON AREA Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area. Landlord farther reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.

        Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of the Landlord.

6. PARKING During any period while this Lease is in effect and while Tenant occupies less than 100% of the Building, Tenant shall be entitled to use the percentage of all parking spaces that is equal to the percentage of the Building occupied by Tenant which percentage is 58.57%. During such period Landlord shall have the right to enforce all parking disputes in accordance with Building occupancy percentages. For the remaining period of the Lease during which Tenant occupies the entire Building, Tenant will control the designated parking areas with accommodation made for Landlord service and maintenance activity for the Premises.

7. EXPENSES OF OPERATION, MANAGEMENT AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX, PREMISES AND BUILDING IN WHICH THE PREMISES ARE LOCATED As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay to Landlord Tenant's Proportionate Share (as defined in Paragraph 4 D of this Lease) of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; supplies and materials. All capital repairs and improvements costs will be paid by the Landlord, but the cost thereof (together with interest at the rate of eight (8%) percent per annum) may be amortized as an operating expense. All operating expenses shall be determined in accordance with generally accepted accounting practices consistently applied.

        As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay Tenant's Proportionate Share (as defined in Paragraph 4 D of this Lease) of the cost of operation (including common utilities), management, maintenance and repair of the Premises and the Building (including common areas such as lobbies, restrooms, janitor's closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings) in which the Premises are located. The non-Capital maintenance items herein referred to include, but are not limited to, janitorization, electrical systems (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air conditioning controls (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the Premises including but not limited to: wall coverings, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the Building (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and air conditioning systems (with the exception of main control consoles, compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs, downspouts, building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, building exterior doors, skylights (if any), automatic fire extinguishing systems and elevators; license, permit, and inspection fees; security; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools. Tenant hereby waives all rights under, and benefits of, subsection I of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination.

        Additional Rent as used herein shall not include Landlord's debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest, or executive salaries.

        Tenant agrees to provide for appropriate janitorial service for the leased Premises and to maintain the Complex in good condition.

8. ACCEPTANCE AND SURRENDER OF PREMISES Tenant is currently in possession of the Currently Occupied Premises and Tenant accepts the Currently Occupied Premises "AS IS". By entry into the Additional Premises, Tenant accepts the Additional Premises as being in good and sanitary order, condition and repair, Tenant accepts the Additional Premises in their present condition and without representation or warranty by Landlord as to the condition of the Additional Premises or as to the use or occupancy which may be made thereof, and Tenant accepts "AS IS" the Additional Premises. However, prior to entry into the Additional Premises, Landlord and Tenant shall perform a walk-through inspection and make a list of all items not in good and sanitary order, condition and repair. Tenant shall not be required to accept the Additional Premises if the Additional Premises are not in good and sanitary order, condition and repair. If the Additional Premises are not in good and sanitary order, condition and repair, Landlord agrees that Landlord (or the prior tenant of Additional Premises) shall immediately cause the Additional Premises to be in good and sanitary order, condition and repair except as follows: if it is determined during the walk-through that the Additional Premises may be affected by a "Hazardous Material" as defined in Section 43 of this Lease, then Tenant shall have 30 days to make a final determination that Hazardous Material(s) exists within the Additional Premises. If it is determined with reasonable certainty that a Hazardous Material(s) exists within the Additional Premises, then Landlord shall be obligated to eliminate the Hazardous Material only if the Hazardous Material can reasonably be removed from the Additional Premises with 60 days thereafter. If Landlord is not required to remove the Hazardous Material(s) due to the 60-day limitation, then Tenant shall have no obligation to accept the Additional Premises. Also, if Landlord (or the prior tenant) is required to perform work to cause the Additional Premises to be in good and sanitary order, condition and repair, then Tenant is not required to accept the Additional Premises until the work has been completed. Tenant agrees that Landlord is not otherwise responsible for any tenant improvements. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire or normal wear and tear excepted), with all interior walls cleaned and repaired, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; the air conditioning and heating equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant's responsibility during the Term of this Lease) together with all alterations, additions and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within ninety (90) days before the end of the Term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the Term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises and repair any and all damage to the Building that results from such removal. Tenant's personal property and trade fixtures shall include, without limitation, the property described on Exhibit "B" attached hereto and by this reference incorporated herein. All of Tenant's property not so removed from the Premises on or before the end of the Term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises be not surrendered at the end of the Term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the Term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

9. ALTERATIONS AND ADDITIONS Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant, but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures shall at once become a part of the Premises and belong to Landlord. If Landlord consents to the making of any alteration, addition, or improvement to or of the Premises by Tenant, the same shall be made by Landlord at Tenant's sole cost and expense. Any modifications to the Building or building systems required by governmental code or otherwise as a result of Tenant's alterations, additions or improvements shall be made at

Tenant's sole cost and expense. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, partitioning, drapery, carpeting and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures unless otherwise noted in a written document signed by Landlord and Tenant. Tenant agrees that it will not proceed to make any alterations or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any "mechanic's lien", filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. Tenant shall obtain all required governmental permits and provide a copy to Landlord within five days of obtaining such permits.

10. BUILDING PLANNING [Omitted.]

11. UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay Tenant's Proportionate Share (as defined in Paragraph 4 D of this Lease) of the cost of all utility charges such as water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to the Building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

        Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, "rolling blackouts", strikes, lockouts, or other labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

        Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by it, Landlord shall furnish to the Premises reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises for such purposes. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the building heating, ventilating and air conditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature or otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units on the Premises and the costs thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. If Tenant shall require water, gas or electric current in excess of that usually furnished or supplied to the Premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld and Landlord may cause an electric current, gas, or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant and Tenant agrees to pay Landlord therefore promptly upon demand by Landlord. However, any charges that are the result of such uses contained in the last three sentences above shall not be applied towards the calculation of the cap on Additional Rent.

        Landlord and Tenant agree that utility charges such as water, gas, electricity, telephone, telex and other electronic communication services that are used solely by Tenant within the Premises are the responsibility of Tenant, that such charges are not Additional Rent and Tenant agrees to pay such charges.

12. TAXES

        A. As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay to Landlord Tenant's Proportionate Share (as defined in Paragraph 4 D of this Lease) of all Real Property Taxes. The term "Real Property Taxes," as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein: any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the Term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the

Complex shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

        B. Taxes on Tenant's Property

                (1) Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

                (2) If the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the Real Property Taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12A(i), above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13. LIABILITY INSURANCE Tenant, at Tenant's expense, agrees to keep in force during the Term of this Lease a policy of comprehensive public liability insurance with limits in the amount of $1,000,000/$3,000,000 for injuries to or death of persons occurring in, on or about the Premises, and property damage insurance with limits of $1,000,000. The policy or policies affecting such insurance, certificates of which shall be furnished to Landlord, shall name Landlord as an additional insured, and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days' prior written notice to Landlord. If, during the Term of this Lease, in the considered opinion of Landlord's Lender, insurance advisor or counsel, the amount of insurance described in this Paragraph 13 of this Lease is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor or counsel shall deem adequate.

14. TENANT'S PERSONAL PROPERTY INSURANCE AND WORKER'S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement ensuring the personal property, inventory, trade fixtures and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

        Tenant shall also maintain a policy or policies of worker's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

15. PROPERTY INSURANCE Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay to Landlord Tenant's Proportionate Share (as defined in Paragraph 4 D of this Lease) of the cost of, a policy or policies of insurance covering loss or damage to the Premises in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and, at the option of Landlord, flood insurance and business interruption insurance. If such insurance cost is increased due to Tenant's use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increased and such increase shall not be applied towards the cap on Additional Rent. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

        Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

16. INDEMNIFICATION Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property the principal cause of which is the willful act(s) or gross negligence of Landlord, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys' fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring, in, on or about the Premises, or any part thereof, from any cause whatsoever.

17. COMPLIANCE Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This paragraph shall not be interpreted as requiring Tenant to make structural changes or improvements, except to the extent such changes or improvements are required as a result of Tenant's use of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

18. LIENS Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All substantiated and agreed upon sums, paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant upon request within thirty (30) days, with interest from the date of the lien's expiration date, at the prime rate of interest as quoted by a Federally regulated and insured Banking institution.

19. ASSIGNMENT AND SUBLETTING Tenant shall not assign, transfer or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. Tenant agrees to pay to Landlord, as Additional Rent, fifty percent (50%) of all additional rents or additional consideration received by Tenant from its assignees, transferees, or subtenants, in excess over the Tenant's current Basic Rent and Additional Rent (such additional rents or additional consideration to be referred to as "Bonus Rent"), based upon square footage subletted, of the rent payable by Tenant to Landlord hereunder. Tenant shall, by one hundred twenty (120) days' written notice, advise Landlord of its intent to assign or transfer Tenant's interest in the Lease or sublet the Premises or any portion thereof for any part of the Term hereof. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of primary Tenant and Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all expenses in connection with the assignment and Landlord may require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease.

        Without in any way limiting Landlord's right to refuse to give such consent for any other reason or reasons, Landlord reserves the right to refuse to give such consent, and Tenant agrees that it would not be commercially unreasonable to withhold consent, if in Landlord's reasonable business judgment
(a) the transferee is not of a character or is not engaged in a business which is in keeping with the standards of Landlord for the Premises, (b) the purpose for which the transferee intends to use the Premises is in violation of the Lease, or (c) the sublease or assignment does not provide for Landlord's right, at its discretion, to require any such transferee to perform its obligations under the sublease or assignment agreement directly to Landlord upon the termination of the Lease due to an Event of Default by Tenant.

        Tenant agrees to pay Landlord's reasonable attorneys' fees and costs incurred in connection with the assignment or subletting of the Premises by Tenant, but not more than $1000 for each assignment or subletting. Tenant shall have no responsibility for Landlord's legal expenses if Landlord withholds its consent to an assignment or subletting.

20. SUBORDINATION AND MORTGAGES In the event Landlord's title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and Building in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Tenant hereby irrevocably appoints Landlord the attorney in fact of Tenant to execute, deliver and record any such instrument or instruments for and in the name and on behalf of Tenant. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease. Tenant agrees to send to any mortgagees and/or deed of trust holders, a copy of any notice of default served by Tenant upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents or otherwise) of the addresses of such mortgagees and/or deed of trust holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, any such mortgagees and/or deed of trust holders shall have an additional thirty (30) days within which to cure such default, or if such default is not reasonably susceptible of cure within that time, then such additional time as may be reasonably necessary if within such (30) days, any mortgagee and/or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings), in which event this Lease shall not be terminated when such remedies are being diligently pursued.

21. ENTRY BY LANDLORD Landlord reserves, and shall at all reasonable times have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagers or tenants; to post notice of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For nonemergency matters, Landlord will give Tenant twenty-four (24) hours advance notice of entry onto the Premises. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder.

22. BANKRUPTCY AND DEFAULT The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant.

        If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, U.S.C. Section 101 et al (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

        Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

        This is a lease of real property within the meaning of Subsection 365(b)
(3) of the Bankruptcy Code.

        The occurrence of any of the following shall constitute a breach and material default of this Lease by Tenant if such occurrence shall remain uncured beyond the applicable cure period specified herein (an "Event of Default"):

        (a) The failure of Tenant to pay or cause to be paid when due any rent, monies, or charges required by this Lease to be paid by Tenant when such failure continues for a period of five (5) days after written notice thereof from Landlord to Tenant; or

        (b) The vacation or abandonment of the Premises by Tenant in violation of Paragraph 23 of this Lease; or

        (c) The violation of Paragraph 1 of this Lease; or

        (d) The failure of Tenant to comply with Paragraphs 20, 27, 29 and 42 of this Lease when such failure continues for a period of five (5) business days after the second written notice thereof from Landlord to Tenant; or

        (e) The failure of Tenant to do or cause to be done any material act, other than payment of rent, monies or charges, required by this Lease when such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, in the event that if such cure cannot reasonably be cured within such thirty
        (30) day period, the failure of Tenant to within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, the failure thereafter to prosecute or complete with due diligence and dispatch the curing of such default; or

        (f) Tenant causing, permitting, or suffering, without the prior written consent of Landlord, any material act when this Lease requires Landlord's prior written consent or prohibits such act; or

        (g) The occurrence of any event of insolvency or bankruptcy with respect to Tenant, including any of the following by way of illustration:

                (1) Any general assignment or general arrangement for the benefit of creditors;

                (2) The filing of any petition by or against Tenant to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, unless such petition is filed against Tenant and the same is dismissed within sixty (60) days;

                (3) The appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; or

                (4) The attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease.

        (h) The falsification of any material written report or statement required to be given by Tenant to Landlord under this Lease.

        In the Event of Default by Tenant, in addition to other rights or remedies of Landlord at law or in equity, Landlord shall have the right to exercise any one or more of the following remedies:

        (a) Collect Rent Without Terminating Lease. Landlord may recover from Tenant the rent as it becomes due and any other amount reasonably necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease. Landlord may sue monthly, annually or after such equal or unequal periods as Landlord desires for amounts due under this subparagraph (a). The right to collect rent as it becomes due shall terminate upon the termination by Landlord of Tenant's right to possession of the Premises. Tenant's right to possession shall not be terminated unless and until Landlord delivers to Tenant written notice thereof or the Lease Term expires.

        (b) Terminate Lease. Landlord, either as an alternative or subsequent to exercising the remedies set forth in subparagraph (a), may terminate Tenant's right to possession of the Premises by and upon delivery to Tenant of written notice of termination. Landlord may then immediately reenter the Premises and take possession thereof pursuant to legal proceedings and remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No notice of termination shall be necessary in the event that Tenant has abandoned the Premises in violation of Paragraph 23 of this Lease. In the event that Landlord elects to terminate Tenant's night of possession, Landlord may recover all of the following:

                (1) The worth at the time of award of the unpaid rent which had been earned at the time of termination. "Worth at the time of award" shall be computed by allowing interest at the Interest Rate from the first day the breach occurs;

                (2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided. "Worth at the time of award" shall be determined by allowing interest at the Interest Rate from the first day a breach occurs;

                (3) The worth at the time of award by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided. "Worth at the time of award" shall be computed by discounting such amount at time Interest Rate;

                (4) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of events would be likely to result therefrom including, but not limited to, reasonable expenses of reletting, attorneys' fees, costs of alterations and repairs, recording fees, filing fees and any other expenses customarily resulting from obtaining possession of leased Premises and releasing.

23. ABANDONMENT Actual abandonment of the Premises by Tenant is prohibited. Tenant shall not vacate the Premises at any time during the Term of this Lease for more than twenty-five (25) days without prior written notice to Landlord and Landlord's written approval thereof, which approval shall not be unreasonably withheld. In the event that Landlord approves the vacation of the Premises by Tenant, Tenant shall continue to pay rent as due, maintain the Premises as provided hereunder, and provide adequate onsite security for the Premises. If Tenant shall abandon, vacate or surrender the Premises in violation hereof, or be dispossessed by process of law, or otherwise, any personal property or trade fixtures belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed abandoned. In such case, Landlord may dispose of said personal property in any manner and is hereby relieved of all liability for doing so. These provisions shall not apply if the Premises should be closed and business temporarily discontinued therein on account of strikes, lockouts, or similar causes (other than those of a financial nature) beyond the reasonable control of Tenant.

24. DESTRUCTION In the event the Premises are destroyed in whole or in part from any cause, Landlord may, at its option:

        (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

        (b) Terminate this Lease.

        If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the Building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant's trade fixtures, equipment, merchandise or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above.

        Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4 of the California Civil Code.

        In the event that the Building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3 % of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord's insurance proceeds.

25. EMINENT DOMAIN If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired Term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

        If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or if any such spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then, in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

        In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business. Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

        If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

26. SALE OR CONVEYANCE BY LANDLORD In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

27. ATTORNMENT TO LENDER OR THIRD PARTY In the event the interest of Landlord in the land and Building in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired Term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

28. HOLDING OVER Any holding over by Tenant after expiration or other termination of the Term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease Any holding over after the expiration or other termination of the Term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable. The Basic Rent payable during any such period of holding over shall be equal to the Basic Rent payable during the period immediately preceding Tenant's holding over increased by one hundred twenty-five percent (125%) of the Monthly Basic Rent. Tenant shall pay all Additional Rent payments as specified within this Lease. Notwithstanding the foregoing, Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term hereof or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Tenant and/or collect damages in connection with any such holding over. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

29. CERTIFICATE OF ESTOPPEL Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance.

30. CONSTRUCTION CHANGES [Omitted.]

31. RIGHT OF LANDLORD TO PERFORM All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for seven (7) calendar days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment of performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

32. ATTORNEYS' FEES

        (A) In the event that Landlord should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against Tenant hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

        (B) Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney's fee.

33. WAIVER The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the Term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

34. NOTICES All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at BIV Group, P.O. Box 1567, Danville, CA, 94526-6567. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

35. EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant. Landlord and Tenant mutually intend that neither shall have any binding contractual obligations to the other with respect to the matters referred to herein unless and until this instrument has been fully executed by both parties.

36. DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

37. CORPORATE AUTHORITY If Tenant is a corporation (or a partnership) each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

38. BASIC RENT ADJUSTMENT It is understood and agreed that upon the exercise of the Option (see Paragraph 2 of this Lease) the Basic Rent and Additional Rent for the Premises as of the relevant Option period commencement date, the Basic Rent provided for in Paragraph 4 A of the Lease shall be analyzed to establish current fair market rate and new Basic Rent. The new Basic Rent will be at 100% of the fair market value. If it becomes necessary to determine fair market value for the Premises by appraisal, real estate appraiser(s) all of who shall be members of the American Institute of Real Estate Appraisers, and who have at least 5 years experience appraising "R&D - Flexible type" space in the vicinity of the Premises shall be appointed and shall act in accordance with the following procedure:

        (i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which to be effective must state the name, address, and qualifications of an appraiser selected by the notifying party demanding an appraisal (the "Notifying Party"). Within ten (10) days following the Notifying Party's Appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the notifying party, or select a second properly qualified appraiser by giving written notice of the name, address, and qualification of said appraiser to the Notifying Party. If the Non-Notifying party fails to select and appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

        (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his selection, which appraisal shall be conclusively determination and binding on the parties as the appraised Fair Market Rent.

        (iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Option period by the agreement of at least two (2) of the appraisers.

        (iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notifying both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, all appraisers shall submit to Landlord and Tenant an independent appraisal of the Fair Market Rent for the Premises in simple letter from within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be deemed to be exactly 10% higher (if the high appraisal differs by more than 10% from the middle appraisal) or 10% lower than the middle appraisal (if the low appraisal differs by more than 10% from the middle appraisal) in calculating the average.

        (v) The appraisers' determination of Fair Market Rent shall be based on rental of space of the same age, construction, size and location as the Premises with the improvements installed therein at Landlord's expense and shall take into account Tenant's obligations to pay Additional Rent under this Lease. In determining Fair Market Rent, the appraisers shall not consider any alterations installed in the Premises at Tenant's expense.

        (vi) If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

Notwithstanding anything to the contrary contained in this Paragraph 38 of this Lease, the Basic Rent for the Option Term may be no less than the Basic Rent during the third year of the Term of this Lease unless Landlord agrees in writing. If the establishment of a new Basic Rent for the

Option Term is determined by appraisal as set forth above, and if Tenant does not, in its sole discretion, approve the Basic Rent established by such appraisal, then Tenant may by written notice to Landlord no later than September 30, 2006, rescind the exercise of its Option to extend the Term of this Lease for three (3) years. If Tenant properly rescinds the exercise of its Option to extend the Term of this Lease for three (3) years, then Landlord agrees that Tenant has the right to extend the term of this Lease for one additional period of up to six (6) months upon the same terms and provisions of this Lease at the same Basic Rent as the last month of the Term of this Lease. Tenant shall notify Landlord of the exact number of full months (not to exceed six (6) months) that Tenant elects to extend the Term of this Lease by written notice to Landlord no later than September 30, 2006.

39. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

        (i) the sole and exclusive remedy shall be against Landlord and Landlord's assets;

        (ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

        (iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

        (iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process;

        (v)     no judgment shall be taken against any partner of Landlord;

        (vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

        (vii) no writ of execution will ever be levied against the assets of any partner of Landlord;

        (viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

        (ix) The term "Landlord," as used in this section, shall mean only the owner or owners from time to time of the fee title of the land described in Exhibit "B," and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee. Similarly, the obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

        (x) Landlord has no obligation to provide any security measures for the benefit of the Premises or the Common Areas or the Complex except that Landlord shall maintain in good working order the existing exterior lighting system.

40. BROKERS Tenant warrants that it knows of no real estate broker or agent who is entitled to a commission in connection with this Lease.

41. SIGNS No new sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice with seventy-two (72) hour notice and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, then upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

        All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

        Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

42. FINANCIAL STATEMENTS In the event Tenant tenders to Landlord any information on the financial stability, creditworthiness or ability of the Tenant to pay the rent due and owing under the Lease, then Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease Agreement with Tenant and Tenant hereby represents and warrants to Landlord the following: (i) That all documents provided by Tenant to Landlord are true and correct copies of the original; and (ii) Tenant has not withheld any information from Landlord which is material to Tenant's creditworthiness, financial condition or ability to pay the rent; and (iii) all information supplied by Tenant to Landlord is true, correct and accurate; and (iv) no part of the information supplied by Tenant to Landlord contains misleading or fraudulent statements.

        A default under this paragraph shall be a non-curable default on behalf of Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California.

43. HAZARDOUS MATERIALS

        A. As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated or defined as "hazardous" or toxic by (i) the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of

Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Agency or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment, or by (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., as amended; the Hazardous Waste Control Law, California Health & Safety Code 25100 et seq., as amended; Sections 66680 through 66685 of Title 22 of the California Administration Code, Division 4, Chapter 30, as amended; and in the regulations adopted and publications promulgated pursuant to said laws.

        B. Tenant shall not cause or permit any Hazardous Material to be improperly or illegally used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, or any other land or improvements in the vicinity of the Premises or the Complex. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all laws relating to Hazardous Materials. If the presence of Hazardous Materials on the Premises or the Complex caused or permitted by Tenant results in contamination of the Premises or the Complex or any soil in or about the Premises or the Complex, Tenant, at its expense shall promptly take all actions necessary to return the Premises or the Complex to the condition existing prior to the appearance of such Hazardous Material. The termination of this Lease shall not terminate or reduce the liability or obligations of Tenant under this Section, or as may be required by law, to clean up, monitor or remove any Hazardous Materials from the Premises or the Complex.

        Tenant shall defend, hold harmless and indemnify Landlord and its agents and employees with respect to all claims, damages and liabilities arising out of or in connection with any Hazardous Material used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, where said Hazardous Material is or was attributable to the activities of Tenant, its agents or contractors during the Lease Term and whether or not Tenant had knowledge of such Hazardous Material, including, without limitation, any cost of monitoring or removal, any reduction in the fair market value or fair rental value of the Premises or the Complex and any loss, claim or demand by any third person or entity relating to bodily injury or damage to real or personal property.

        Tenant shall not suffer any lien to be recorded against the Premises or the Complex as a consequence of a Hazardous Material, including any so called state, federal or local "super fund" lien related to the "clean up" of a Hazardous Material in or about the Premises, where said Hazardous Material is or was attributable to the activities of Tenant.

        C. In the event Hazardous Materials are discovered in or about the Premises or the Complex, and Landlord has substantial reason to believe that Tenant was responsible for the presence of the Hazardous Material, then Landlord shall have the right to appoint a consultant, at Tenant's expense, to conduct an investigation to determine whether Hazardous Materials are located in or about the Premises or the Complex and to determine the corrective measures, if any, required to remove such Hazardous Materials. Tenant, at its expense, shall comply with all recommendations of the consultant, as required by law. To the extent it is determined that Tenant was not responsible for the presence of the Hazardous Materials, then Landlord shall reimburse Tenant for any costs incurred by Landlord and paid by Tenant under the terms of this Paragraph 45 C of this Lease.

        Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises or the Complex concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right, at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Provided Tenant is not in default under the terms of this Lease, Tenant shall likewise have the right to participate in any negotiations, approvals or appeals of any actions taken or orders issued with regard to the Hazardous Material and Landlord shall not have the right to bind Tenant in said actions or orders.

        D. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, use or disposal of Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

        E. Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Hazardous Materials which are or were attributable to Tenant. If Tenant fails to so surrender the Premises, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises as required by this paragraph, including, without limitation, any claims or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises or the Complex by reason of the existence of any Hazardous Materials, which are or were attributable to the activities of Tenant, in or around the Premises or the Complex.

        Notwithstanding any provision to the contrary in this Lease, if any action is required to be taken by a governmental authority to clean-up, monitor or remove any Hazardous Materials, which are or were attributable to the activities of Tenant, from the Premises or the Complex and such action is not completed prior to the expiration or earlier termination of the Lease, then at Landlord's election (i) this Lease shall be deemed renewed for a term commencing on the expiration date of this Lease and ending on the date the clean-up, monitoring or removal procedure is completed (provided, however, that the total Term of this Lease shall not be longer than 34 years and 11 months); or (ii) Tenant shall be deemed to have impermissibly held over and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or fair rental value of the Premises or the Complex by reason of the existence of the Hazardous Material.

        F. Upon the Lease Commencement Date, Tenant shall provide to Landlord a complete list of all chemicals, toxic waste or Hazardous Materials employed by Tenant within the Premises. Throughout the Term of the Lease, Tenant shall continue to update this list of chemicals, contaminants and Hazardous Materials.

44. MISCELLANEOUS AND GENERAL PROVISIONS

        a. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises.

        b. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

        c. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns. The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

        d. Time is of the essence of this Lease and of each and all of its provisions.

        e. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

        f. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

        g. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

        h. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.

        i. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

        j. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

                                                                   EXHIBIT 10.37

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.


LANDLORD:                              TENANT:
BIV Group                              Cholestech Corporation

By: (Signature Illegible)              By: /s/ Robert J. Dominici
   -------------------------------        --------------------------------------

Title: Managing Partner                Title: Executive Vice President - COO
      ----------------------------           -----------------------------------

Date: July 23, 2001                    Date: July 23, 2001
     -----------------------------          ------------------------------------

                                                                   EXHIBIT 10.37

                                   EXHIBIT "A"

                            [floor plan of premises]

                                   EXHIBIT "B"

                           TENANT'S REMOVABLE PROPERTY

        Upon termination of the Lease the following items shall not be considered a part of the Premises and, in addition to Tenant's moveable furniture and trade fixtures, may be removed by Tenant upon vacating the Premises.

1. Air and nitrogen compressor equipment, hardware, systems, venting, support structures, and piping used for factory compressed air and nitrogen.

2. De-ionized water system and piping used in production and laboratory processing.

3. Humidity Controlled Environment system including desiccators, HVAC, and support equipment integral to the function of the humidity controlled room. Include specially sealed light fixtures (upon vacating: they will be replaced with conventional functioning non-sealed light fixtures)

4.      Production line equipment and electrical supply hardware.

5.      Refrigerated storage rooms and equipment.

6.      Fencing, gating, and partitioning fixtures used throughout facility.

7. Racking, shelving, and conveyors used in and around warehousing operation.

8. Electric "rafter hung" heating panels used for zone heating in non-conditioned environment.

9. Office hardware, marker boards, overhead screens and other office fixtures.

10.     Communication hardware, racking, and cabling.

11. Laboratory furniture, vent hood systems, shelving, hardware, and plumbing.

12. Electricity Generating equipment including 600 kilowatt diesel powered generator system, interior and exterior switches, power transmission wire, and conduit.

13.     Trade fixtures not listed above.